Exhibit 10.4

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
AND COMPOSITE AMENDMENT AGREEMENT
This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT AND COMPOSITE AMENDMENT AGREEMENT dated as of April 28, 2015 (this “Amendment”), is by and between (i) NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC, an unlimited liability company organized and existing under the laws of the Province of British Columbia (“Canadian Holdings”) and NEXTERA ENERGY US PARTNERS HOLDINGS, LLC, a Delaware limited liability company (“US Holdings”, and together with Canadian Holdings, the “Borrowers”), (ii) NEXTERA ENERGY OPERATING PARTNERS, LP, a Delaware limited partnership (“OpCo” or, the “Guarantor”) (iii) the lending institutions that are parties hereto as Lenders (as defined below), (iv) BANK OF AMERICA, N.A., acting in its capacity as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Agreement), and (v) BANK OF AMERICA, N.A. (CANADA BRANCH), acting in its capacity as Canadian agent for the Lenders (the “Canadian Agent” and, together with the Administrative Agent and the Collateral Agent, the “Agents”) (the Borrowers, the Guarantor, the Lenders and the Agents are hereinafter sometimes collectively referred to as the “Parties” and individually as a “Party”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Guarantor, the Lenders parties thereto and the Agent entered into a Revolving Credit Agreement, dated as of July 1, 2014, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of December 11, 2014 (collectively, the “Agreement”), pursuant to which the Lenders agreed to make loans to the Borrowers and to provide for the issuance of letters of credit for the account of the Borrowers in the maximum aggregate principal amount of TWO HUNDRED FIFTY MILLION AND 00/100 UNITED STATES DOLLARS (US$250,000,000.00) for the general corporate purposes of the Borrowers; and
WHEREAS, as security for the obligations of the Loan Parties under the Agreement and the other Loan Documents, the Loan Parties have heretofore made, executed and delivered the following:

(a)	that certain Security Agreement, dated as of July 1, 2014 (the “Security Agreement”), from OpCo and US Holdings in favor of the Collateral Agent;

(b)	that certain Deposit Account Control Agreement, dated as of July 1, 2014, among OpCo, the Collateral Agent and Scotia (the “OpCo/Scotia DACA”);

(c)	that certain Deposit Account Control Agreement, dated as of July 1, 2014, among OpCo, the Collateral Agent and Bank of America, N.A. (“BofA”) (the “OpCo/BofA DACA”);

(d)	that certain Deposit Account Control Agreement, dated as of July 1, 2014, among US Holdings, the Collateral Agent and BofA (the “US Holdings/BofA DACA”);

(e)	that certain Deposit Account Control Agreement, dated as of July 1, 2014, among Canadian Holdings, the Collateral Agent and Scotia (the “Canadian Holdings (Canadian Currency Account)/Scotia DACA”);

(f)
that certain Deposit Account Control Agreement, dated as of July 1, 2014, among Canadian Holdings, the Collateral Agent and Scotia (the “Canadian Holdings (US Currency Account)/Scotia DACA” and, together with the OpCo/Scotia DACA, the OpCo/BofA DACA, the US Holdings/BofA DACA and the Canadian Holdings (Canadian Currency Account)/Scotia DACA, the “DACA’s”));

(g)	that certain Control Agreement (NextEra Energy US Partners Holdings, LLC), dated as of July 1, 2014 (the “Control Agreement (US Holdings)”, among US Holdings, OpCo and the Collateral Agent;

(h)
that certain Control Agreement (Genesis Solar Funding Holdings, LLC), dated as of July 1, 2014 (the “Control Agreement (Genesis)”), among Genesis Solar Funding Holdings, LLC, US Holdings and the Collateral Agent;

(i)
that certain Control Agreement (Mountain Prairie Wind Holdings, LLC), dated as of July 1, 2014 (the “Control Agreement (Mountain Prairie)”), among Mountain Prairie Wind Holdings, LLC, US Holdings and the Collateral Agent;

(j)	that certain Control Agreement (Elk City Wind Holdings, LLC), dated as of July 1, 2014 (the “Control Agreement (Elk City)”), among Elk City Wind Holdings, LLC, US Holdings and the Collateral Agent;

(k)
that certain Control Agreement (Canyon Wind Holdings, LLC), dated as of July 1, 2014 (the “Control Agreement (Canyon Wind)” and, together with the Control Agreement (US Holdings), the Control Agreement (Genesis), the Control Agreement (Mountain Prairie), the Control Agreement (Elk City), the “Control Agreements”), among Canyon Wind Holdings, LLC, US Holdings and the Collateral Agent;

(l)	that certain Security Agreement, dated as of July 1, 2014 (the “Canadian Security Agreement”), between the Collateral Agent and Canadian Holdings; and

(m)
that certain Securities Control Agreement, dated as July 1, 2014 (the “Canadian Securities Control Agreement”), among the Collateral Agent, Canadian Holdings and St. Clair Investment Holding, LP, St. Clair MS Investment GP, LLC, Varna Wind Holdings GP, LLC and Varna Wind Holdings, LP;

(the Security Agreement, the DACAs, the Control Agreements, the Canadian Security Agreement and the Canadian Securities Control Agreement, are collectively referred to herein as the “Security Documents”); and

WHEREAS, the Borrowers have requested that the Lenders agree to make certain modifications to the Agreement and the Security Documents, which the Lenders have agreed so to do on the terms, and subject to the conditions of this Amendment;
NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Definitions and Rules of Interpretation.
Section 1.1.    Defined Terms. Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Agreement.
Section 1.2.    Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in the Agreement shall apply to this Amendment.
Section 2.    Specific Amendments to the Agreement
Section 2.1. Section 1.01 of the Agreement is hereby amended to add or amend the following defined terms, each to read in its entirety as follows:

“Acquisition Date” means the date upon which any one or more of the Loan Parties consummates an acquisition of Equity Interests and/or other property permitted pursuant to Section 6.16.

“Adjusted Covenant Cash Flow” means, at any date of determination, the Covenant Cash Flow for the Measurement Period for which such determination is being made, minus the Excess Fee adjustment for such period.

“Canadian Holdings Funded Debt” means, as of any date of determination, Funded Debt of Canadian Holdings and its Subsidiaries (but not including any Funded Debt of the Project Companies).

“Collateral” has the meaning given such term in the Intercreditor Agreement.

“Covenant Cash Flow” means, at any date of determination, an amount equal to the Covenant Cash received by OpCo or US Holdings, as applicable, during the most recently completed Measurement Period, together with amounts deemed received in accordance with the definition of “Pro Forma Effect”.

“Excess Fee Adjustment” means, for any Measurement Period, an amount equal to the amount by which the aggregate Fees for such Measurement Period exceed twenty percent (20%) of the total Covenant Cash Flow for such period (before any deduction therefrom for any Fees).

“Fees” means the Quarterly Fee Amount (as defined in the Management Services Agreement), the Additional Fee Amount (as defined in the Management Services Agreement), the IDR Fee (as defined in the Management Services Agreement) and the Credit Support Fee (as defined in the Cash Sweep and Credit Support Agreement) as required pursuant to the Cash Sweep and Credit Support Agreement and the Management Services Agreement. Each capitalized term in this definition of “Fees” which is not otherwise defined in Section 1.01 shall have the meaning given to them in the Cash Sweep and Credit Support Agreement or the Management Services Agreement, as applicable

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of April 28, 2015, among the Collateral Agent and the Loan Parties, substantially in the form of Exhibit J hereto.

“Interest Charges” means, for any period for which such determination is being made, the excess of (A) the sum of (a) cash interest, cash premium payments and other similar cash fees and charges paid or, to the extent contemplated in the definition of “Pro Forma Effect”, deemed payable in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with generally accepted accounting principles, (b) cash interest paid or, to the extent contemplated in the definition of “Pro Forma Effect”, deemed payable with respect to discontinued operations and (c) the portion of rent expense paid or, to the extent contemplated in the definition of “Pro Forma Effect”, deemed payable under Capitalized Leases that is treated as cash interest in accordance with generally accepted accounting principles, in each case, of or by OpCo and the Borrowers or (as applicable) US Holdings on a standalone basis for such period over (B) any cash interest income received by OpCo and the Borrowers or (as applicable) US Holdings on a standalone basis during such such period.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, if any, (c) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 4.09 of this Agreement, (d) the Guaranty, (e) the NEE Partners Guaranty, (f) the Collateral Documents, (g) the fee letters, (h) each L/C Related Document and (i) the Intercreditor Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, any Additional Senior Debt Agreements (as defined in the Intercreditor Agreement) or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement, Secured Hedge Agreement or Additional Senior Debt (as defined in the Intercreditor Agreement), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations; provided further that, for the purposes of the NEE Partner Guaranty, “Obligations” shall be limited to Obligations arising under this Agreement and the related Loan Documents and shall not include any Obligations arising under any Additional Senior Debt Agreement or in respect of any Additional Senior Debt.

“OpCo Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Covenant Cash Flow of OpCo to (b) Interest Charges of OpCo, in each case, for the most recently completed Measurement Period.

“OpCo Leverage Ratio” means, as of any date of determination, the ratio of (a) OpCo Funded Debt as of such date to (b) Adjusted Covenant Cash Flow of OpCo for the most recently completed Measurement Period.

“Pro Forma Compliance” means, with respect to any covenant, term or condition of this Agreement or any of the other Loan Documents, after giving Pro Forma Effect to any disposition or acquisition upon the applicable Loan Party’s compliance with such covenant, term or condition, the applicable Loan Party shall be in compliance with the relevant covenant, term or condition, as written.

“Pro Forma Effect” means, when calculating compliance with the financial covenants contained in Section 6.13, the effect of any disposition or acquisition, determined in accordance with the following rules:

1.
if, during any Measurement Period, any Loan Party disposes of any Equity Interests in a Project Company or OpCo or any of its Subsidiaries (including any Project Company) disposes of any property with a value in excess of US$5,000,000, the determination of Covenant Cash Flow shall be made on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.04(a), (b) or (c) and shall assume that such disposition (and any associated prepayment of the Loans) occurred on, and any interest savings thereon accrued from and after, the first day of the Measurement Period in which such disposition first occurred (which, for avoidance of doubt, shall account, not only for the loss of revenues, if any, but as well for the expense savings expected to be realized), in each case as reasonably determined by the Loan Parties; and

2.
if, during any Measurement Period, any Loan Party or any of its Subsidiaries acquires any Equity Interests in any Project Company or any Loan Party or any of its Subsidiaries (including any Project Company) acquires any property with a value in excess of US$5,000,000, the determination of Covenant Cash Flow shall be made on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.04(a), (b) or (c); provided, that:

(a)     for the relevant Acquisition Date and the Measurement Period in which such acquisition first occurs, that portion of the Covenant Cash Flow derived or to be derived from the acquired Equity Interests and/or other property shall be equal to the amount projected therefor by the Loan Parties for the four (4) fiscal quarters to occur immediately after the Measurement Period in which such acquisition first occurs;

(b)     for each of the four (4) Measurement Periods to occur immediately after the Measurement Period in which such acquisition first occurs, the Covenant Cash Flow shall progressively include the actual amount of Covenant Cash received by OpCo and US Holdings, as the case may be, and derived or to be derived from the acquired Equity Interests and/or other property, in each fiscal quarter thereafter to occur (as each such fiscal quarter elapses) together with the Loan Parties’ projections of such Covenant Cash Flow in the unexpired quarters thereafter to occur until four (4) full fiscal quarters shall have elapsed;

(c)    for the relevant Acquisition Date and the Measurement Period in which such acquisition first occurs and for each of the four (4) Measurement Periods to occur immediately thereafter, the actual Covenant Cash Flow derived from the acquired asset from the applicable Acquisition Date to the end of the Measurement Period in which such acquisition first occurs shall be disregarded for the purpose of determining compliance with the financial covenants contained in Section 6.13;

(d)     for the purpose of projecting the interest to accrue on any associated borrowing of the Loans or any other indebtedness incurred for the purpose of making such Acquisition, the Borrowers shall assume that the interest rate applicable to such borrowing as of the applicable borrowing date shall apply for the entire term of such projections; provided that, to the extent that as of the date of any supplemental determination thereof, the rate applicable to such borrowing has changed upon the conversion or continuation of any Interest Period applicable to such borrowing, such new rate shall be the rate applicable for any remaining projections in respect of such borrowing, but shall be similarly adjusted if the applicable interest rate is different as of any subsequent date of determination; and

(e)     all projections made with respect to any indebtedness after the date of borrowing shall also take into account all prepayments made prior to the date of such determination;

in each case as reasonably determined by the Loan Parties.

For illustration purposes only, an example is set forth in Annex I attached hereto.

“Project Company” means (a) each entity listed on Schedule 5.14, and (b) any new direct or indirect Subsidiary or any joint venture of any Loan Party that, after the Agreement Effective Date, is created or acquired by any Loan Party and is the direct or indirect owner or lessee, or intended to become the direct or indirect owner, lessee or developer of all or any portion of any generating, transmission, distribution or other operating assets, or assets relating thereto (in each such case, a “Project”), together with the direct and indirect parents and subsidiaries of such Person, but excluding any Loan Party and any direct or indirect owner of any Equity Interest in any such Loan Party.

“Secured Parties” means, collectively, the Agents, the Lenders, the Issuing Banks, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Agents from time to time pursuant to Section 10.06, the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents and the holders of any Additional Senior Debt (as defined in the Intercreditor Agreement), and, if applicable, any Additional Senior Debt Agent/Trustee (as defined in the Intercreditor Agreement).

“Third-Party Provided Funded Debt” has the meaning specified in Section 6.14(e).

“US Holdings Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Covenant Cash Flow of US Holdings to (b) Interest Charges of US Holdings, in each case, for the most recently completed Measurement Period.

“US Holdings Leverage Ratio” means, as of any date of determination, the ratio of (a) US Holdings Funded Debt as of such date (excluding US Holdings’ Guarantee of the Canadian Holdings Funded Debt hereunder) to (b) Adjusted Covenant Cash Flow of US Holdings for the most recently completed Measurement Period.

Section 2.2. Section 2.14(b)(v) of the Agreement is hereby deleted and shall intentionally remain blank.

Section 2.3. Sections 6.04(b) and (c) of the Agreement are hereby amended in their entirety to read as follows:

(b)    as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of OpCo, the unaudited consolidated and consolidating balance sheet of OpCo, US Holdings and Canadian Holdings as at the end of such year, and the related unaudited consolidated and consolidating statements of income and consolidating statements of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year or year-end, as applicable, and all prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer, Treasurer or Assistant Treasurer of OpCo that (i) the information contained in such financial statements fairly presents the financial position of OpCo, US Holdings and Canadian Holdings as of the end of such fiscal year and a written statement from the principal financial or accounting officer, Treasurer or Assistant Treasurer of OpCo to the effect that such officer has read a copy of this Agreement, and that, in making the examination necessary to said certification, he or she has obtained no knowledge of any Default (other than, if applicable, a potential Event of Default as a result of the failure to comply with the financial covenants set forth in Section 6.13 (provided that OpCo shall have delivered to the Agent a certificate of a Responsible Officer of OpCo certifying as to OpCo’s intention to exercise the Cure Right)), or, if such officer shall have obtained knowledge of any then existing Default, he or she shall disclose in such statement any such Default; provided that such officer shall not be liable to the Agent, the Lenders or the Issuing Banks for failure to obtain knowledge of any Default and (ii) setting forth the OpCo Leverage Ratio;

(c)    as soon as practicable, but in any event not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of OpCo, copies of the unaudited consolidated and consolidating balance sheet of OpCo, US Holdings and Canadian Holdings as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated and consolidating statements of cash flows for the portion of the fiscal year to which they apply, all prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer, Treasurer or Assistant Treasurer of OpCo that the information contained in such financial statements fairly presents the financial position of OpCo, US Holdings and Canadian Holdings as of the end of such quarter (subject to year‑end adjustments) and a written statement from the principal financial or accounting officer, Treasurer or Assistant Treasurer of OpCo to the effect that (i) such officer has read a copy of this Agreement, and that, in making the examination necessary to said certification, he or she has obtained no knowledge of any Default (other than, if applicable, a potential Event of Default as a result of the failure to comply with the financial covenants set forth in Section 6.13 (provided that OpCo shall have delivered to the Agent a certificate of a Responsible Officer of OpCo certifying as to OpCo’s intention to exercise the Cure Right)), or, if such officer has obtained knowledge of any then existing Default, he or she shall disclose in such statement any such Default; provided that such officer shall not be liable to the Agent, the Lenders or the Issuing Banks for failure to obtain knowledge of any Default and (ii) setting forth the OpCo Leverage Ratio;

Section 2.4. The first paragraph of Section 6.11(b) of the Agreement is hereby amended by deleting the phrase “the applicable Loan Party shall, upon the reasonable request of the Agent, at its own expense” and substituting therefor the phrase “the applicable Loan Party, in the case of clause (i) below shall, and, in the case of clauses (ii) through (v) below, shall upon the reasonable request of the Agent, at its own expense”.

Section 2.5. Section 6.14 of the Agreement is hereby amended in its entirety to read as follows:

Section 6.14. Indebtedness. No Loan Party will create, incur, assume or suffer to exist any Funded Debt, except:

(a)	Funded Debt under the Loan Documents;

(b)
Funded Debt outstanding on the date hereof and listed on Schedule 6.14(b) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Funded Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Funded Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Funded Debt being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Funded Debt does not exceed the then applicable market interest rate (“Permitted Refinancing Indebtedness”);

(c)	in the case of OpCo, Obligations in respect of any Cash Management Agreement;

(d)
in the case of Canadian Holdings, Funded Debt owed to a Project Company, which Funded Debt consists of loans made by such Project Company in lieu of distributions and is subordinated in right of payment to the Obligations of Canadian Holdings under the Loan Documents on terms reasonably satisfactory to the Agent, provided that after giving Pro Forma Effect to any such purchase or other acquisition, OpCo shall be in compliance with each of the covenants set forth in Section 6.13;

(e)
in the case of the Loan Parties, or any of them, additional Funded Debt (not otherwise permitted pursuant to any of the other clauses of this Section 6.14 and in addition to additional Funded Debt that may be incurred pursuant to Section 2.14) (“Third-Party Provided Funded Debt”), provided that

(i)	such Third-Party Provided Funded Debt shall be non-revolving;

(ii)
any Third Party-Provided Funded Debt of Canadian Holdings, may be guaranteed by OpCo and secured by Liens granted by Canadian Holdings but shall not be guaranteed by US Holdings or otherwise secured by any Liens granted by US Holdings (for avoidance of doubt, additional Canadian Holdings Funded Debt incurred pursuant to Section 2.14 shall be guaranteed and secured as provided herein and in the other Loan Documents); and

(iii)
after giving effect to such Third-Party Provided Funded Debt, which Third-Party Provided Funded Debt shall be no more senior than pari passu in priority of payment and security with the Loans, OpCo and US Holdings shall be in compliance with each of the covenants set forth in Section 6.13.

For avoidance of doubt, such Third-Party Provided Funded Debt may, except as expressly contemplated in this subclause (e), be subject to such other terms and conditions (e.g. tenor, repayment, interest rate, covenants and other terms and conditions) as the applicable Loan Party may elect (whether or not such terms and conditions are the same for the Loans);

(f)
Obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and

(g)	to the extent constituting Funded Debt, obligations arising under the Cash Sweep and Credit Support Agreement and the Management Services Agreement.
Section 2.6. Section 6.15 of the Agreement is hereby amended in its entirety to read as follows:

Section 6.15. Liens. No Loan Party will create any Lien upon or with respect to any of its properties, or assign any right to receive income, in each case to secure or provide for the payment of any debt of any Person, other than:

(i)
purchase money liens or purchase money security interests upon or in any property acquired by such Loan Party in the ordinary course of business to secure the purchase price or construction cost of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property or construction of improvements on such property;

(ii)
Liens existing on property acquired by any Loan Party at the time of its acquisition, provided that such Liens were not created in contemplation of such acquisition and do not extend to any assets other than the property so acquired;

(iii)
Liens securing Funded Debt recourse for which is limited to specific assets of such Loan Party, created for the purpose of financing the acquisition, improvement or construction of the property subject to such Liens;

(iv)
the replacement, extension or renewal of any Lien permitted by clauses (i) through (iii) of this Section 6.15 upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in the direct or indirect obligor) of the indebtedness secured thereby;

(v)	Liens upon or with respect to margin stock;

(vi)
(a) deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security; (b) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money) or leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of like general nature in the ordinary course of business; (c) Liens for property taxes not delinquent and Liens for taxes which in good faith are being contested or litigated and, to the extent that a Loan Party deems necessary, such Loan Party shall have set aside on its books adequate reserves with respect thereto; (d) mechanics', carriers', workmen's, repairmen's or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of sixty (60) days or more or which are in good faith being contested or litigated and, to the extent that a Loan Party deems necessary, such Loan Party shall have set aside on its books adequate reserves with respect thereto; and (e) other matters described in Schedule 5.03 (the “Permitted Liens”);

(vii)	Liens in favor of all of the Secured Parties created or required to be created by the Loan Documents;

(viii)	To the extent constituting liens, the rights of the parties to the Cash Sweep and Credit Support Agreement and the Management Services Agreement to borrow cash from OpCo and the Borrowers;

(ix)
Subject to the provisions of Section 6.14(e)(ii), Liens securing Third-Party Provided Funded Debt that rank no more senior than pari passu with all outstanding Loans; provided that each holder of Third-Party Provided Funded Debt (or an authorized representative or agent acting on its behalf, shall have become a party to the Intercreditor Agreement pursuant to a joinder to the Intercreditor Agreement in the form of Exhibit J attached hereto; and provided further, that, as of the date of incurrence of any Third-Party Provided Funded Debt, and after giving effect thereto, the aggregate principal amount of all Funded Debt of the Loan Parties then outstanding that is secured by Liens granted by the Loan Parties, or any of them, shall not exceed the greater of (a) $1 billion, and (b) the amount that would cause the OpCo Leverage Ratio to exceed 3.5:1,0; and

(x)
In the case of OpCo and US Holdings, any other Liens or security interests (other than Liens or security interests described in clauses (i) through (ix) of this Section 6.15), if the aggregate principal amount of the indebtedness secured by all such Liens and security interests (without duplication) does not exceed in the aggregate US$5,000,000 at any one time outstanding;

provided that (x) the aggregate principal amount of the indebtedness secured by the Liens described in clauses (i) through (iii) of this Section 6.15, inclusive, shall not exceed the greater of the aggregate fair value, the aggregate purchase price or the aggregate construction cost, as the case may be, of all properties subject to such Liens and (y) in no event shall OpCo create or suffer to exist any Lien on the Equity Interests of Canadian Holdings.
Section 2.7. Section 6.16 of the Agreement is hereby amended in its entirety to read as follows:
Section 6.16 Investments. No Loan Party will make or hold any Investments, except:

(a)	Investments held by the Loan Parties in the form of cash and Cash Equivalents;

(b)
advances to officers, directors and employees of the Loan Parties in an aggregate amount not to exceed US$1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)(i)
Investments by the Loan Parties in their respective Subsidiaries in an amount equal to the sum of (A) Investments outstanding on the date hereof, plus (B) any returns thereon from and after the date hereof;

(ii)	Investments by any Loan Party in another Loan Party; and

(iii)	Investments by any Loan Party in a Subsidiary owned, in whole or in part, by it on the Agreement Effective Date, plus Investments that would be permitted by Section 6.16(g) and other Investments;

(d)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(e)	to the extent constituting Investments and Guarantees permitted by Section 6.14;

(f)	Investments existing on the date hereof (without duplication of those referred to in Section 6.16(c)(i)) and set forth on Schedule 6.16(f));

(g)
the purchase or other acquisition of all or any portion of the Equity Interests in, or in the case of the Guarantor, the purchase by the Guarantor of all or substantially all of the property of, any Person that, upon the consummation thereof, will be owned directly or indirectly by a Borrower or one or more of the other Loan Parties (including as a result of a merger or consolidation with another Loan Party); provided that, with respect to each purchase or other acquisition made pursuant to this Section 6.16(g):

(i)	the Loan Parties shall comply with the requirements of Section 6.11, to the extent applicable;

(ii)
the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrowers and their Subsidiaries in the ordinary course or otherwise comprising a “clean energy” business, including, without limitation, pipeline, transmission, nuclear, oil and gas, shale gas, clean coal and regulated utilities in the clean energy sector;

(iii)
immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and OpCo and US Holdings shall be in Pro Forma Compliance with all of the covenants set forth in Section 6.13, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.04(a), (b) or (c), and OpCo shall deliver to the Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller demonstrating such compliance calculations for this clause (iii) in reasonable detail; and

(iv)
the Borrowers shall have delivered to the Agent and each Lender, solely with respect to the consummation of any Acquisition for an amount of US$50,000,000 or more, at least one (1) Business Day prior to the date on which any such Acquisition is to be consummated (provided that if no Borrowing will be made in connection with such Acquisition, the Borrowers shall deliver to the Agent and each Lender the following certificate no later than thirty (30) days following the closing date of such Acquisition), a certificate of a Responsible Officer certifying that all of the requirements set forth in this clause (g) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(h)	to the extent (if any) constituting an Investment, Swap Contracts permitted by Section 6.14;

(i)	to the extent constituting an Investment, Investments made in NEER ROFO Assets (as defined in the RoFo Agreement); provided that, with respect to each Investment made pursuant to this Section 6.16(i):

(i)	the Loan Parties shall comply with the requirements of Section 6.11, to the extent applicable;

(ii)
(A) immediately before and immediately after giving Pro Forma Effect to any such Investment, no Default shall have occurred and be continuing and OpCo and US Holdings shall be in Pro Forma Compliance with all of the covenants set forth in Section 6.13, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.04(a), (b) or (c), and the Borrower shall deliver to the Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller demonstrating such compliance calculations in reasonable detail; and

(iii)
the Borrowers shall have delivered to the Agent and each Lender, at least one (1) Business Day prior to the date on which any such Investment is to be consummated (provided that if no Borrowing will be made in connection with such Acquisition, the Borrowers shall deliver to the Agent and each Lender the following certificate no later than thirty (30) days following the closing date of such Acquisition), a certificate of a Responsible Officer certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such Investment; and

(j)
so long as no Default has occurred and is continuing or would result from such Investment, any other Investments (other than Investments described in clauses (a) through (i) above) made since the Agreement Effective Date in an amount not to exceed the greater of (i) US$150,000,000 and (ii) 2.00% of Total Assets (which shall be measured as of the date such Investment is made and shall take into account any Investment previously or concurrently made pursuant to this clause (j) and then held as of such date) in the aggregate, provided that, in each case, none of the Loan Parties shall create or acquire any Subsidiary that is not a Project Company.
Section 2.8. Subsection (f) of Section 6.18 of the Agreement is hereby amended in its entirety to read as follows:

(f)
Dispositions by a Loan Party not otherwise permitted under this Section 6.18; provided that, (i) no Default has occurred and is continuing at the time of and immediately after giving effect to such Disposition and (ii) only if the relevant Disposition is in excess of US$10,000,000, after giving Pro Forma Effect to such Disposition, OpCo and US Holdings shall be in Pro Forma Compliance with all of the covenants set forth in Section 6.13, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.04(a), (b) or (c) and provided further that after giving effect to any such Disposition of less than 100% of the Equity Interests of any Project Company, the applicable Borrower shall retain Control of such Project Company;

Section 2.9. Section 6.18 of the Agreement is hereby further amended to delete the word “and” at the end of subsection (g), to insert the word “and” at the end of subsection (h) and inserting a new subsection (i) to read in its entirety as follows:

(i)
Dispositions by the Borrowers, or either of them, of indebtedness of OpCo held by such Borrower (including the instruments evidencing such indebtedness), in each case, in satisfaction and discharge of such indebtedness or so much thereof as is equal to the amount thereof so distributed to OpCo;

Section 2.10. Subsections (d), (f), (g) and (h) of Section 6.19 of the Agreement are hereby amended in their entirety to read as follows:

(d)
OpCo may declare and pay distributions in cash or Cash Equivalents to NEE Partners in an amount necessary to permit NEE Partners to pay reasonable and customary organization and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, umbrella insurance costs, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business);

* * * * *

(f)
so long as no Default has occurred and is continuing or would result from such Restricted Payment, OpCo may declare and pay distributions in cash or Cash Equivalents; provided that immediately after giving pro forma effect to such distribution, OpCo and US Holdings shall be in compliance with all of the covenants set forth in Section 6.13;

(g)
OpCo may declare and pay distributions in cash or Cash Equivalents to NEE Partners up to the amount necessary to permit NEE Partners to pay franchise fees or similar taxes and fees required to maintain its existence;

(h)	to the extent constituting a Restricted Payment, the Loan Parties may make payments of Fees as required pursuant to the Cash Sweep and Credit Support Agreement and the Management Services Agreement;
Section 2.11. Section 6.19 of the Agreement is hereby further amended to delete the word “and” at the end of subsection (i), to insert the word “and” at the end of subsection (j) and inserting a new subsection (k) to read in its entirety as follows:

(k)	Distributions to the extent permitted in Section 6.18(i);
Section 2.12. Section 6.22 of the Agreement is hereby amended to read in its entirety as follows:

Section 6.22. Burdensome Agreements. No Loan Party will enter into or permit to exist any contractual obligation (other than this Agreement or any other Loan Document or, so long as any such obligations in respect of Restricted Payments or Liens as may be included in any Additional Senior Debt Agreement are no more restrictive than the similar obligations contained herein, any such Additional Senior Debt Agreement) that (a) limits the ability (i) of any other Loan Party to make Restricted Payments to OpCo or to otherwise transfer property to or invest in OpCo, except for any agreement in effect on the date hereof and set forth on Schedule 6.22 or (ii) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations.
Section 2.13. Section 6.27 of the Agreement is hereby amended to read in its entirety as follows:
Section 6.27. Prepayments, Etc. of Indebtedness. No Loan Party will prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any unsecured Funded Debt (other than Funded Debt permitted pursuant to the provisions of Section 6.14(e)(iii)), junior Lien Funded Debt or any Funded Debt which is contractually subordinated to the Obligations, except (a) regularly scheduled payments of principal and interest in respect of such Funded Debt in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Funded Debt was issued or incurred or any subordination agreement in respect of such Funded Debt (provided that such regularly scheduled payments of principal shall not exceed 1.00% per annum of the aggregate principal amount of such Funded Debt), (b) prepayments and repayments of such Funded Debt made from cash of OpCo that at such time would be permitted to be distributed to NEE Partners pursuant to Section 6.19(f), (c) prepayments and repayments of such Funded Debt made with the proceeds of Permitted Refinancing Indebtedness in respect thereof, (d) payments of amounts due and payable under Swap Contracts or under the Cash Sweep and Credit Support Agreement and (e) other prepayments, repayments, redemptions or similar transactions in an amount not to exceed the greater of (i) US$25,000,000 and (ii) 1.00% of Total Assets (which shall be measured as of the date such transaction is consummated and shall take into account any transaction previously or concurrently consummated pursuant to this clause (e)).
Section 2.14. Subsection (b) of Section 8.01 of the Agreement is hereby amended in its entirety to read as follows:

(b)
Either Borrower shall fail to pay any interest on any Loan, any fees or other sums due hereunder or under any of the other Loan Documents, for a period of five (5) Business Days following the date when the same become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or

Section 2.15. The last two paragraphs of Section 8.01 of the Agreement are hereby amended in their entirety to read as follows:

Notwithstanding anything to the contrary contained in this Article 8, in the event that OpCo or US Holdings fails to comply with the requirements of Section 6.13, until the expiration of the tenth (10th) day subsequent to the date the certificate calculating such compliance is required to be delivered pursuant to Section 6.04(b) or (c) (the period from such failure to comply to such tenth (10th) day, the “Cure Period”), OpCo or US Holdings shall have the right to receive cash contributions to the capital of OpCo or US Holdings, as applicable (collectively, the “Cure Right”), and upon the receipt by OpCo or US Holdings, as applicable, of such cash (the “Cure Amount”) pursuant to the exercise by OpCo or US Holdings of such Cure Right compliance with the covenants set forth in Section 6.13 shall be recalculated giving effect to the following pro forma adjustments:

(i)	Adjusted Covenant Cash Flow of OpCo or US Holdings, as applicable, shall be increased, solely for the purpose of measuring compliance with Section 6.13 by an amount equal to the Cure Amount; and

(ii)
if, after giving effect to the foregoing recalculations, OpCo or US Holdings, as applicable, shall then be in compliance with the requirements of Section 6.13, OpCo or US Holdings, as applicable, shall be deemed to have satisfied the requirements of Section 6.13 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.13 that had occurred shall be deemed cured for the purposes of this Agreement.

Notwithstanding anything herein to the contrary, (a) in each Measurement Period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (b) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.13 as of the relevant date of determination and (c) for the initial Measurement Period with respect to which such equity cure was made, the increase in Adjusted Covenant Cash Flow of OpCo or US Holdings, as applicable, resulting from the exercise of the Cure Right shall be disregarded for purposes of determining the availability or amount of any covenant baskets and, for the purposes of determining compliance with any covenants that require pro forma compliance with Section 6.13, shall not result in any pro forma increase in cash or debt reduction except to the extent such proceeds are actually applied to prepay indebtedness. For the avoidance of doubt, the increase in Adjusted Covenant Cash Flow of OpCo or US Holdings, as applicable, resulting from the exercise of the Cure Right shall not be disregarded in any period subsequent to the initial Measurement Period, for any of the purposes described in clause (c).

Section 2.16. Section 9.01 of the Agreement is hereby amended in its entirety to read as follows:

Section 9.01. Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations (other than Third-Party Provided Funded Debt of Canadian Holdings), whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of each other Loan Party to the Secured Parties, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Agents’ books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
Section 2.17. Section 10.10 of the Agreement is hereby amended to replace the words “Secured Obligations” in the third full paragraph thereof with the word “Obligations”.

Section 2.18. Section 10.11 of the Agreement is hereby amended in its entirety to read as follows:

Section 10.11. Collateral and Guaranty Matters. Without limiting the provisions of Section 10.10, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the Issuing Banks irrevocably authorize the Agent, at its option and in its discretion,
(a)to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Agent and the applicable Issuing Bank shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes Excluded Property (as such term is defined in the U.S. Security Agreement or the Canadian Security Agreement, as the case may be), (iv) that constitutes a Lien permitted in Section 6.15(iii), or (v) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and
Upon request by the Agent at any time, the Majority Lenders will confirm in writing the Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11; provided that, in the case of any request of any of the Loan Parties that the Agent release its interests on any property contemplated in clause (a)(iv) of this Section 10.11 above and in Section 6.15(iii), each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the Issuing Banks irrevocably authorize and direct the Agent to provide such release without any further consent or direction on the part of any Person.
In each case as specified in this Section 10.11, the Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.11.
The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 2.19. Section 11.01 of Agreement is hereby amended to add the following sentence to the end thereof:

Any amendment, waiver or consent of the Intercreditor Agreement shall only be effected in accordance with Section 7.3 of the Intercreditor Agreement.
Section 2.20. The Agreement is hereby amended to add a new Exhibit J to read in its entirety as Exhibit J attached hereto.

Section 2.21. The Agreement is hereby amended to add a new Annex I to read in its entirety as Annex I attached hereto.

Section 2.22. The Lenders hereby authorize the Collateral Agent to execute and deliver the Intercreditor Agreement on their behalf and acknowledge and agree to the terms thereof.

Section 3.    Amendment of Security Documents:

Section 3.1. Composite Amendment.

(a)    All references to the "Collateral Agent" in each of the Security Documents shall mean “Bank of America, N.A., as Collateral Agent for the Secured Parties (as defined in the Credit Agreement, as amended by this Amendment) (together with any successors and assigns).

(b)    All references to the "Secured Parties" in each of the Security Documents shall mean the Secured Parties (as defined in the Credit Agreement, as amended by this Amendment) (together with any successors and assigns).

(c)    Each of the Loan Parties hereby ratifies and confirms each of its respective obligations and indebtedness under each of the Security Documents, as hereby amended.

Section 3.2. Specific Amendment to Security Agreement.

(a)    The Security Agreement is hereby amended to secure, in addition to the obligations presently secured thereby, the full and timely payment and performance by the Borrowers of all of the outstanding “Obligations” (as defined in the Credit Agreement as amended by this Amendment) (other than Third-Party Provided Funded Debt of Canadian Holdings).

(b)    Section 2 of the Security Agreement is hereby amended to read in its entirety as follows:

Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of any and all of the Obligations (other than Third-Party Provided Funded Debt of Canadian Holdings) of the Borrowers to the Secured Parties whether arising under the Credit Agreement, under any other Loan Document, any Secured Cash Management Agreement, any Secured Hedge Agreement or any Additional Senior Debt Agreements (as defined in the Intercreditor Agreement) (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorney’s fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) (all such Obligations (other than Third-Party Provided Funded Debt of Canadian Holdings) being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Document or any of the Additional Senior Debt Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

(c)    A new Section 25 is added to read as follows:

Section 25. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Agent pursuant to this Agreement, the exercise of any right or remedy by the Agent hereunder and the obligations of the Grantors hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement with respect to the Collateral, the terms of the Intercreditor Agreement shall govern and control.

Section 3.3. Specific Amendment to Canadian Security Agreement.

(a)    The second “WHEREAS” clause of the Canadian Security Agreement is hereby amended to read in its entirety as follows:

AND WHEREAS to secure the payment and performance of all of the Obligations of the Obligor under the Credit Agreement, the Loan Documents and the Additional Senior Debt Agreements (as defined in the Intercreditor Agreement) to which it is a party (the “Obligor Obligations”), the Obligor has agreed to execute this Agreement in favour of the Agent for the benefit of the Secured Parties;

(b)    A new Section 5.20 is added to read as follows:

Section 5.20. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Agent pursuant to this Agreement, the exercise of any right or remedy by the Agent hereunder and the obligations of the Grantor hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement with respect to the Collateral, the terms of the Intercreditor Agreement shall govern and control.

Section 4.    Representations. Each of the Borrowers and the Guarantor hereby represent and warrant to the Lenders as follows:
(a)    each of them has full right, power and authority to make, deliver and perform this Amendment;
(b) each of the representations and warranties contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Amendment are true in all material respects, with the same effect as if made at and as of the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date); and

(c)    after giving effect to the provisions of this Amendment, no Default or Event of Default will have occurred and be continuing.

Section 5.    Amendment Effective Date. Upon the execution of this Amendment by the Borrowers, the Guarantor and the Lenders, this Amendment shall be deemed to be effective and the Agreement and each of the Security Documents shall be amended, all as set forth above, and all as of the date hereof.

Section 6.     Effect on Original Terms. The Borrowers, the Guarantor and the Lenders hereby acknowledge and agree that, except as expressly set forth in this Amendment, all terms of the Agreement and each of the Security Documents shall remain unmodified and shall continue in full force and effect from and as of the Amendment Effective Date. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

Section 7.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard for the principles of conflicts of laws thereunder (other than §5-1401 of the New York General Obligations Law).

Section 8.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THIS AMENDMENT.

Section 9.    Miscellaneous. This Amendment shall be binding upon and inure to the benefit of each of the Borrowers, the Guarantor, the Lenders and the Agents and their respective successors and permitted assigns. This Amendment may be executed in any number of counterparts, with each counterpart constituting an original, but altogether constituting but one and the same instrument.

Section 10.    Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

*                        *                        *
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

NEXTERA ENERGY OPERATING PARTNERS, LP, as Guarantor

By:	NEXTERA ENERGY OPERATING PARTNERS GP, LLC, its General Partner

By:	PAUL CUTLER
Paul I. Cutler Treasurer

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Paul I. Cutler, to me known and known to me, who, being by me first duly sworn, declared that he is the Treasurer of NEXTERA ENERGY OPERATING PARTNERS GP, LLC, as General Partner of NEXTERA ENERGY OPERATING PARTNERS, LP, that being duly authorized he did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at New York, NY, this 21st day of April, 2015.

RUDY D. GREEN
Notary Public

My Commission Expires:

RUDY D. GREEN Notary Public, State of New York No.: 02GR4962723 Qualified in New York County Commission Expires February 26, 2018
[NEOP Revolver- Second Amendment - Signature Page- Second Amendment- NEOP]

NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC, as Borrower

By:	PAUL CUTLER
Paul I. Cutler Treasurer

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Paul I. Cutler, to me known and known to me, who, being by me first duly sworn, declared that he is the Treasurer of NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC, that being duly authorized he did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at New York, NY, this 21st day of April, 2015.

RUDY D. GREEN
Notary Public

My Commission Expires:

RUDY D. GREEN Notary Public, State of New York No.: 02GR4962723 Qualified in New York County Commission Expires February 26, 2018

[NEOP Revolver - Second Amendment- Signature Page- Second Amendment- Canada Holdings]

NEXTERA ENERGY US PARTNERS HOLDINGS, LLC, as Borrower

By:	PAUL CUTLER
Paul I. Cutler Treasurer

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Paul I. Cutler, to me known and known to me, who, being by me first duly sworn, declared that he is the Treasurer of NEXTERA ENERGY US PARTNERS HOLDINGS, LLC, that being duly authorized he did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at New York, NY, this 21st day of April, 2015.

RUDY D. GREEN
Notary Public

My Commission Expires:

RUDY D. GREEN Notary Public, State of New York No.: 02GR4962723 Qualified in New York County Commission Expires February 26, 2018

[NEOP Revolver - Second Amendment - Signature Page - Second Amendment - US Holdings]

BANK OF AMERICA, N.A., as the Agent

By:	ANTHONY W. KELL
Name:	Anthony W. Kell
Title:	Vice President

STATE OF TEXAS	)
	)	ss.
COUNTY OF DALLAS	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Anthony W. Kell, to me known and known to me, who, being by me first duly sworn, declared that he is a Vice President of BANK OF AMERICA, N.A., that being duly authorized they did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at Dallas, Texas, this 28th day of day of April, 2015.

DEWAYNE D. ROSSE
Notary Public

My Commission Expires: 04/30/2018

DEWAYNE D. ROSSE Notary Public STATE OF TEXAS My Comm. Exp. 04-30-18

BANK OF AMERICA, N.A. (CANADA BRANCH), as the Canadian Agent

By:	MEDINA SALES de ANDRADE
Name:	Medina Sales de Andrade
Title:	Vice President

STATE OF ONTARIO	)
	)	ss.
COUNTY OF YORK	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Medina Sales de Andrade, to me known and known to me, who, being by me first duly sworn, declared that he/she is a Vice President of BANK OF AMERICA, N.A. (CANADA BRANCH), that being duly authorized they did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at Toronto, this 28th day of day of April, 2015.

MARK DICKERSON
Notary Public

My Commission Expires: N/A

BANK OF AMERICA, N.A., as Lender and Issuing Bank

By:	PATRICK ENGEL
Name:	Patrick Engel
Title:	Director

STATE OF North Carolina	)
	)	ss.
COUNTY OF Mecklenburg	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Patrick Engel, to me known and known to me, who, being by me first duly sworn, declared that he is a Director of BANK OF AMERICA, N.A., that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at Bank of America, this 28 day of day of April, 2015.

KATHLEEN MARIE ISELY
Notary Public

My Commission Expires: June 29, 2015

BANK OF AMERICA, N.A. (CANADA BRANCH), as Lender

By:	MEDINA SALES de ANDRADE
Name:	Medina Sales de Andrade
Title:	Vice President

STATE OF ONTARIO	)
	)	ss.
COUNTY OF YORK	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Medina Sales de Andrade, to me known and known to me, who, being by me first duly sworn, declared that he/she is a Vice President of BANK OF AMERICA, N.A. (CANADA BRANCH), that being duly authorized they did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at Toronto, this 28th day of day of April, 2015.

MARK DICKERSON
Notary Public

My Commission Expires: N/A

GOLDMAN SACHS BANK USA, as Lender

By:	JAMIE MINIERI
Name:	Jamie Minieri
Title:	Authorized Signatory

STATE OF NY	)
	)	ss.
COUNTY OF NY	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Jamie Minieri, to me known and known to me, who, being by me first duly sworn, declared that he/she is a signatory of GOLDMAN SACHS BANK USA, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at New York, this 28th day of day of April, 2015.

ALLISON GUERRA
Notary Public

My Commission Expires:

ALLISON GUERRA Notary Public, State of New York No. 01GU6133148 Qualified in Kings County Certificate Filed in New York County Commission Expires September 12, 2017

MORGAN STANLEY BANK, N.A., as Lender

By:	CHRISTOPHER WINTHROP
Name:	Christopher Winthrop
Title:	Authorized Signatory

STATE OF New York	)
	)	ss.
COUNTY OF New York	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Christopher Winthrop, to me known and known to me, who, being by me first duly sworn, declared that he/she is an Authorized Signatory of MORGAN STANLEY BANK, N.A., that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at New York, this 28 day of April, 2015.

LOUISE RUSSO CHIN
Notary Public

My Commission Expires: 2/13/2018

LOUISE RUSSO CHIN NOTARY PUBLIC-STATE OF NEW YORK No. 01RU6140932 Qualified in Queens County My Commission Expires February 13, 2018

BARCLAYS BANK PLC, as Lender

By:	MAY HUANG
Name:	May Huang
Title:	Assistant Vice President

STATE OF New York	)
	)	ss.
COUNTY OF New York	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, May Huang, to me known and known to me, who, being by me first duly sworn, declared that he/she is an AVP of BARCLAYS BANK PLC, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at Barclays Bank PLC, this 28th day of day of April, 2015.

DANA MICHELE PRUSSIAN
Notary Public

My Commission Expires: 8/11/2018

DANA MICHELE PRUSSIAN Notary Public, State of New York No. 01PR6309428 Qualified in New York County Commission Expires August 11, 2018

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	CHRISTOPHER DAY REMY RIESTER
Name:	Christopher Day Remy Riester
Title:	Authorized Signatory Authorized Signatory

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Christopher Day & Remy Riester, to me known and known to me, who, being by me first duly sworn, declared that he/she is an Authorized Signatory of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at New York, NY, this 28th day of day of April, 2015.

MARJORIE E. BULL
Notary Public

My Commission Expires: February 20, 2019

MARJORIE E. BULL Notary Public, State of New York No. 01BU6055282 Qualified in New York County Commission Expires February 20, 2019

KEY BANK NATIONAL ASSOCIATION, as Lender

By:	SUKANYA V. RAJ
Name:	Sukanya V. Raj
Title:	Senior Vice President

STATE OF OHIO	)
	)	ss.
COUNTY OF Cuyahoga	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Sukanya Raj, to me known and known to me, who, being by me first duly sworn, declared that he/she is a SVP of KEY BANK NATIONAL ASSOCIATION, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at Ohio, this 28 day of day of April, 2015.

PARIS A. WHITE
Notary Public

My Commission Expires:

PARIS A. WHITE Notary Public, State of Ohio My Commission Expires July 31, 2016

ROYAL BANK OF CANADA, as Lender

By:	FRANK LAMBRINOS
Name:	Frank Lambrinos
Title:	Authorized Signatory

STATE OF New York	)
	)	ss.
COUNTY OF New York	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Frank Lambrinos, to me known and known to me, who, being by me first duly sworn, declared that he/she is a Authorized Signatory of ROYAL BANK OF CANADA, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at New York, this 27 day of day of April, 2015.

KAREN MARKMAN
Notary Public

My Commission Expires:

KAREN MARKMAN Notary Public, State of New York No. 01MA6320771 Qualified in Kings County Commission Expires March 9, 2019

UBS AG, Stamford Branch, as Lender

By:	KENNETH CHIN
Name:	Kenneth Chin
Title:	Director

By:	HOUSSEM DALY
Name:	Houssem Daly
Title:	Associate Director

STATE OF Connecticut	)
	)	ss.	City of Stamford
COUNTY OF Fairfield	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Kenneth Chin and Houssem Daly, to me known and known to me, who, being by me first duly sworn, declared that they are the Director and Associate Director, respectively, of UBS AG, Stamford Branch, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at Stamford, CT, this 28th day of day of April, 2015.

MARGARET HECKLER
Notary Public
Margaret Heckler

My Commission Expires: 7/31/2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	BOBBY AUSMAN
Name:	Bobby Ausman
Title:	Vice President

STATE OF Colorado	)
	)	ss.
COUNTY OF Denver	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Bobby Ausman, to me known and known to me, who, being by me first duly sworn, declared that he/she is a Vice President of WELLS FARGO BANK, NATIONAL ASSOCIATION, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.
IN WITNESS WHEREOF, I have hereto set my hand and official seal at Denver, this 28 day of day of April, 2015.

CAYLA JABLONSKI
Notary Public

My Commission Expires: Aug 1, 2018

CAYLA JABLONSKI Notary Public State of Colorado Notary ID 20144030193 My Commission Expires Aug 1, 2018

EXHIBIT J

Form of Intercreditor Agreement

1

ANNEX I

The following is intended to reflect the calculation of the financial covenants contained in Section 6.13 of the Credit Agreement, where, during a Measurement Period assets are acquired by one of the Borrowers. The following example is for illustration purposes only and is not intended to reflect any projection or guarantee by the Loan Parties of any particular result.

1